UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): August 27, 2008

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hammerlund Way Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 27, 2008, the Board of Directors of Towerstream Corporation (the “Company”) named two additional executive officers.

Mr. Mel Yarbrough Jr. was appointed to the position of Chief Revenue Officer. Mr. Yarbrough has been employed by the Company since April 2007, serving as Vice President of Sales until his new appointment. Under the terms of his employment, Mr. Yarbrough receives a base salary of $190,000 per year, with potential bonus payments subject to the discretion of the Board of Directors. Mr. Yarbrough also has received an aggregate of 335,000 options since joining the Company in April 2007 and prior to his new appointment, and is eligible to receive additional awards at the discretion of the Board of Directors and as provided under the Company’s stock based incentive plans. He is also entitled to participate in the Company’s health and other employee related benefit plans. Mr. Yarbrough is an employee at will.

Mr. Yarbrough came to Towerstream from Hoovers (D&B; Dun and Bradstreet), where he first served as Vice President of Business Development and then Vice President of Subscription Sales from 2005 until 2007. Prior to joining D&B, Mr. Yarbrough spent nearly a decade in several executive sales positions, including serving as Senior Vice President of Sales, Marketing and Alliance Channel at StarCite, an on-demand global meetings management company, and as Vice President of Sales at Handango, a handheld and wireless software solutions company. Mr. Yarbrough holds a B.A. from Southern Methodist University and a J.D. from Vanderbilt University School of Law.

Mr. Bruce Grinnell was appointed to the position of Chief Operations Officer. Under the terms of his employment, Mr. Grinnell receives a base salary of $160,000 per year, with potential bonus payments subject to the discretion of the Board of Directors. Mr. Grinnell also received a grant of 100,000 ten year stock options with an exercise price of $1.32 per share, which vest in three year increments. Mr. Grinnell is eligible to receive additional awards at the discretion of the Board of Directors and as provided under the Company’s stock based incentive plans. He is also entitled to participate in the Company’s health and other employee related benefit plans. Mr. Grinnell is an employee at will.

Prior to joining Towerstream, Mr. Grinnell was the Chief Operating Officer for VBS, Inc., a closely-held capital equipment and logistics company, since February 2006. Before VBS, Mr. Grinnell had leadership roles with several technology and engineering services providers including serving as the Director of Business Operations for Perot Systems where he was responsible for delivering mission-critical solutions to both government and commercial customers. Mr. Grinnell previously served as a commissioned officer, pilot and engineer in the U.S. Coast Guard where his career included assignments as Chief of Programming and Budgeting for Aeronautical Engineering and later as Chief, Aviation Information Systems. Mr. Grinnell holds a Master of Science in Industrial Administration from the Krannert School of Management at Purdue University.

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: September 3, 2008	By:	/s/ Joseph P. Hernon
	Name:	Joseph P. Hernon
	Title:	Chief Financial Officer